UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 3, 2020

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cannon Street
London, England EC4N6EU
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
4.875% Senior Notes due 2022	VAL/22	New York Stock Exchange
4.75% Senior Notes due 2024	VAL/24	New York Stock Exchange
7.375% Senior Notes due 2025	VAL/25	New York Stock Exchange
5.4% Senior Notes due 2042	VAL/42	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement
Valaris plc (the “Company”) continues to have discussions with its lenders and bondholders regarding the terms of a potential comprehensive restructuring of its indebtedness.
On August 3, 2020, the Company, certain lenders party thereto, Citibank, N.A., as administrative agent (the “Agent”) and the other parties party thereto, entered into that certain Third Amended and Restated Waiver to Fourth Amended and Restated Credit Agreement (the “Third A&R Waiver”), which amends, restates and replaces the Second Amended and Restated Waiver to Fourth Amended and Restated Credit Agreement, dated July 15, 2020 (the “Second A&R Waiver”), which was previously entered into by the Company, certain lenders party thereto, the Agent and the other parties thereto and which amended, restated and replaced the Amended and Restated Waiver to Fourth Amended and Restated Credit Agreement, dated June 30, 2020 (the “A&R Waiver”), which was previously entered into by the Company, certain lenders party thereto, the Agent and the other parties thereto and which amended, restated and replaced the Waiver to Fourth Amended and Restated Credit Agreement, dated June 1, 2020, which was previously entered into by the Company, certain lenders party thereto, the Agent and the other parties party thereto (the “Initial Waiver”).
As previously disclosed, the Initial Waiver was entered into under the Company’s Fourth Amended and Restated Credit Agreement dated May 7, 2013 (as amended, the “RCF”) to waive any resulting default or event of default attributed to any failure by the Company or any of its subsidiaries to make all or any part of their required interest payments due (i) on June 1, 2020 with respect to the Company’s 4.875% Senior Notes due 2022 (the “2022 Notes”) and 5.40% Senior Notes due 2042 (the “2042 Notes”) (collectively, the “June 1 Interest Payments”) and (ii) on June 15, 2020 with respect to the Company’s 7.375% Senior Notes due 2025 (the “2025 Notes”) (the “June 15 Interest Payments” and together with the June 1 Interest Payments, the “June Interest Payments”). As previously disclosed, the A&R Waiver was entered into by the parties party thereto to continue to waive any default or event of default in respect of the June Interest Payments as well as to also waive any default or event of default under the RCF resulting from any cross-defaults (the “June 1 Cross-Defaults”) under the 2022 Notes, 2042 Notes, 2025 Notes, the 4.75% Senior Notes due 2024 (the “2024 Notes”) and the 5.85% Senior Notes due 2044 (the “2044 Notes”) (collectively, the “Defaulted Notes”) in respect of the failure to pay the June 1 Interest Payments. As previously disclosed, the Second A&R Waiver was entered into by the parties party thereto to continue to waive any default or event of default in respect of the June Interest Payments and the June 1 Cross-Defaults, as well as to also waive any default or event of default under the RCF resulting from (a) any failure by the Company to make all or any part of its required interest payments due (i) on July 15, 2020, with respect to the Company’s 2024 Notes and 2044 Notes (the “July 15 Interest Payments”), (ii) on July 31, 2020, with respect to the Company’s 8.00% Senior Notes due 2024 and with respect to one of the Company’s subsidiaries, its 3.00% Exchangeable Notes due 2024 (the “July 31 Interest Payments” and together with the July 15 Interest Payments, the “July Interest Payments”) and (iii) on August 1, 2020, with respect to the Company’s 7.75% Senior Notes due 2026 (the “August 1 Interest Payments”), (b) cross-defaults under the Defaulted Notes in respect of the June 15 Interest Payments (the “June 15 Cross-Defaults”) and (c) an additional waiver relating to a vendor payment (the “Missed Vendor Payment”).
The Third A&R Waiver is entered into by the parties party thereto to continue to waive any default or event of default under the RCF attributed to (i) the failure to make the June Interest Payments, (ii) the June 1 Cross-Defaults, (iii) the failure to make the July Interest Payments, (iv) the failure to make the August 1 Interest Payments, (v) the June 15 Cross-Defaults, and (vi) the failure to make the Missed Vendor Payment. Additionally, the Third A&R Waiver waives any default or event of default under the RCF attributed to any (i) failure by the Company or any of its subsidiaries to make all or any part of their required interest payments due on August 15, 2020, with respect to one of the Company’s subsidiaries’ (a) 7.875% Senior Notes due 2040 and (b) 6.875% Senior Notes due 2020 (the “2020 Notes”), (ii) failure by the Company or any of its subsidiaries to make all or any part of their required principal payment due on August 15, 2020, with respect to one of the Company’s subsidiaries’ 2020 Notes and (iii) resulting from any cross-defaults under the Defaulted Notes in respect of the failure to pay the July 15 Interest Payments.
The Third A&R Waiver will remain in effect until the earliest of (i) August 15, 2020, (ii) termination or invalidity of the Forbearance Agreement (as defined below), the Forbearance Agreement ceasing to be in full force and effect or amendment of the Forbearance Agreement without consent of the requisite number of RCF lenders, (iii)

acceleration by the holders of any of the Defaulted Notes in accordance with the terms of the Defaulted Notes and (iv) the date on which the aggregate amount of advances (excluding letters of credit obligations) outstanding under the RCF exceeds $630,000,000. The Third A&R Waiver includes customary representations and does not limit, impair or constitute a waiver of the rights and remedies of the lenders or the Agent, and except as expressly provided in the Third A&R Waiver and does not amend or affect the terms of the RCF.
Noteholder Forbearance
On August 3, 2020, the Company amended that certain Forbearance Agreement (the “Forbearance Agreement”), dated as of July 15, 2020 pursuant to that certain Indenture to which the Company is a party, dated as of July 21, 2009 (as supplemented by the Ninth Supplemental Indenture, dated as of June 7, 2019, and the Tenth Supplemental Indenture dated as of February 3, 2020, the “Base Indenture”), as supplemented by, with respect to the 2022 Notes, the Fourth Supplemental Indenture, dated as of May 21, 2012 (the Base Indenture, as so supplemented, the “2022 Notes Indenture”), with respect to the 2024 Notes, the Sixth Supplemental Indenture, dated as of January 15, 2014 (the Base Indenture, as so supplemented, the “2024 Notes Indenture”), with respect to the 2025 Notes, the Eighth Supplemental Indenture, dated as of December 19, 2016 (the Base Indenture, as so supplemented, the “2025 Notes Indenture”), with respect to the 2042 Notes, the Fifth Supplemental Indenture, dated as of December 11, 2012 (the Base Indenture, as so supplemented, the “2042 Notes Indenture”) and with respect to the 2044 Notes, the Seventh Supplemental Indenture, dated as of January 15, 2014 (the Base Indenture, as so supplemented, the “2044 Notes Indenture”; the 2022 Notes Indenture, the 2024 Notes Indenture, the 2025 Notes Indenture, the 2042 Notes Indenture and the 2044 Notes Indenture, each an “Indenture” and, collectively, the “Indentures”), under which the respective Defaulted Notes were issued with certain beneficial holders or investment managers or advisors for such beneficial holders (the “Supporting Holders”).
Pursuant to the amended Forbearance Agreement, the Supporting Holders have agreed to (i) forbear from the exercise of certain rights and remedies that they have under the indentures or applicable law with respect to certain specified defaults and events of defaults (including cross-defaults as a result of an acceleration) and (ii) in the event that the applicable trustee or any holder or group of holders takes any action which results in an acceleration during the Forbearance Period (as defined below), to deliver written notice to the applicable trustee to rescind such acceleration and its consequences and take all other action in their power to cause such acceleration to be rescinded and annulled. The Company and the Supporting Holders have agreed to continue this forbearance until the earlier of (i) August 15, 2020, (ii) the occurrence of any other default or event of default under the indentures that is not cured within any applicable grace period, (iii) the acceleration of the Company’s obligations under the RCF, (iv) the termination or invalidity of the Third A&R Waiver, the Third A&R Waiver otherwise ceasing to be in full force and effect, or the Third A&R Waiver being amended, supplemented or otherwise modified in each case without the consent of the Supporting Holders, (v) the commencement of a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency or receivership proceeding by or against the Company or a subsidiary of the Company or (vi) the failure of the Company to timely comply with any term, condition or covenant set forth in the Forbearance Agreement (such period, the “Forbearance Period”).

Item 7.01	Regulation FD Disclosure

The Company has elected not to make the approximately $12.7 million interest payment (the “Interest Payment”) due and payable on July 31, 2020 with respect to the Ensco Jersey Finance Limited’s 3.00% Exchangeable Senior Notes due 2024 (the “Exchangeable Notes”) and the approximately $11.7 million interest payment (together with the Interest Payment, the “July 31 Interest Payments”) due and payable on July 31, 2020 with respect to the Company’s 8.00% Senior Notes due 2024 (the “2024 Notes”). Additionally, the Company has also elected not to make the approximately $38.8 million interest payment (together with the July 31 Interest Payments, the “Interest Payments”) due and payable on August 1, 2020 with respect to the Company’s 7.75% Senior Notes due 2026 (the “2026 Notes” and together with the Exchangeable Notes and the 2024 Notes, the “Notes”).
Under the Indentures governing the Notes, the Company has a 30-day grace period to make the Interest Payments before such non-payment constitutes an event of default with respect to the Notes, as applicable. The Company has elected to enter into the 30-day grace period, which expires on (i) August 31, 2020 as to the Exchangeable Notes and the 2024 Notes and (ii) September 1, 2020 as to the 2026 Notes. As of July 31, 2020, the Company had approximately $224.5 million in cash, in addition to available borrowing capacity under its revolving credit facility. The Company continues to have discussions with its lenders and bondholders regarding the terms of a potential comprehensive restructuring of its indebtedness.
The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the potential outcome of the Company’s evaluation of strategic alternatives and the Company’s debt levels, liquidity and ability to access financing sources, and debt restrictions that may limit our liquidity and flexibility. In addition to the numerous factors described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

Date: August 3, 2020	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel

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